Exhibit 10.1
                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 5th day of December, 2001 (the "Effective Date") by and between NeoMedia Technologies, a Delaware corporation with offices at 2201 Second Street, Ft. Myers, FL 33901 (the "Company") and Thornhill Capital ("Consultant").

      WHEREAS, the Company desires to engage Consultant to perform certain services and, in certain instances, to create certain work product for the Company, pursuant to the terms and conditions of this Agreement; and

      WHEREAS, Consultant desires to accept such engagement;

      NOW, THEREFORE, in consideration of the foregoing premises and of the terms, covenants and conditions hereinafter recited, the parties hereto agree as follows:

1.    CONSULTANT'S DUTIES AND COMPENSATION.

      1.1 Engagement and Services. The Company hereby engages Consultant as an independent contractor for a period of one year from the effective date of this Agreement ("Initial Term") and not as an employee. The Company recognizes that Consultant may render consulting services to other companies which may or may not conduct activities similar to those of the Company. During the Initial Term or any renewal term of this Agreement, Consultant shall be free to render such advice and other services to other companies, provided that such companies are not competitors of the Company. Consultant shall be required to devote any time it feels is appropriate per month and attention to the performance of their duties hereunder. Upon the expiration of the Initial Term or any renewal term of Consultant's engagement hereunder, the term of such engagement automatically shall be renewed for an additional term of one year unless Consultant or the Company shall give notice of the termination of Consultant's engagement and this Agreement by written notice to the other no less than 30 days prior to the date of expiration of the Initial Term or any renewal term. Under no circumstances shall Consultant be entitled to any benefits or compensation of any kind or nature whatsoever from the Company (including, but not by way of an limitation thereof, paid vacation time off, other time off, participation in any relocation allowance plan of the Company, medical, dental or other group health plans, accident benefits, life insurance benefits, pension or profit sharing plans or incentive plans for management), except as is set forth herein. Consultant hereby accepts such engagement. Consultant shall perform such services in a diligent, lawful and reasonable manner consistent with professional standards in the field. At no time and under no circumstances shall Consultant be deemed to be an employee of the Company.

      1.2 Compensation. In consideration of his service rendered hereunder, Consultant shall be paid the sum of $10,000 per month during the Initial Term or any renewal term.

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      1.3 No Subcontracting. Consultant shall not subcontract any portion of
Consultant's duties under this Agreement without the prior written consent of the Company.

      1.4 Independent Contractor Status. The Company and Consultant acknowledge and agree their relationship is not one of employer and employee, and Consultant shall have no right or authority to enter into any contract or agreement or to make any warranty or representation on behalf of the Company. Additionally, Thornhill Capital and its employees shall be indemnified from liabilities it may incur as a result of its consulting relationship with NeoMedia Technologies. This will include, but not be limited to, the providing of independent legal counsel at NeoMedia's expense and other indemnifications so the Thornhill Capital or its employees will not suffer any economic harm as a result of its relationship with NeoMedia Technologies.

      1.5 Reimbursed Expenses. During the term hereof, the Company shall reimburse Consultant for all reasonable and necessary expenses incurred by Consultant in the performance of his duties hereunder, including without limitation, travel, meals, lodging, office supplies or equipment subject to such reasonable limitations, restrictions and reporting standards as the Company may from time to time establish. Consultant shall provide to the Company, after incurring any such expenses, with such documentation as the Company shall from time to time require and as shall be sufficient to support the deductibility of all such expenses by the Company for federal income tax purposes. Expenses will be reimbursed promptly, but no later than 30 days after submission.

      1.6 Tax Reporting. The Company shall report all compensation earned by the Consultant without regard to withholding and shall provide Consultant on an annual basis with such tax reporting information as is commensurate with an independent contractor's status.

      1.7 Compliance. Consultant shall comply with all laws, rules and regulation of the State of Florida, the United States and all other applicable jurisdictions, agencies and courts. If Consultant provides services on the Company's premises, Consultant shall comply with all applicable rules, regulations and policies of the Company.

2.    TERMINATION

      2.1 Termination. Notwithstanding any of the foregoing provisions to the contrary, this Agreement and Consultant's engagement with the Company as an independent contractor shall not be cancelable by the Company during the term of the engagement. The Consultant may, however, cancel if payment of its retainer and / or expenses is more than 20 business days past due.

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      2.2 Effect Of Termination. In the event of termination of this Agreement and Consultant's engagement pursuant to Paragraph 2.1 hereof, all rights and obligations of the Company and Consultant hereunder shall terminate on the date of such termination, subject to the following:

            (a) Consultant shall be entitled to receive (subject to any rights of setoff or counterclaim by the Company) all commissions which shall have accrued prior to the date of such termination, and the obligation of the Company for the payment of commissions shall terminate as of the date of such termination; and

            (b) All rights of the Company or Consultant which shall have accrued hereunder prior to the date of such termination, and all provisions of this Agreement which are to survive termination of employment of Consultant hereunder, shall survive such termination, and the Company and Consultant shall continue to be bound by such provisions in accordance with the terms thereof.

3.    REPRESENTATIONS AND WARRANTIES

            Consultant represents and warrants that: (i) Consultant has the full power and authority necessary to enter into this Agreement; (ii) Consultant will not breach or violate any other agreement to which Consultant is a party by entering into this Agreement; and (iii) to the best of Consultant's knowledge, none of the Intellectual Property will infringe, misappropriate or otherwise conflict with the proprietary rights of any third party.


4.    GENERAL

      4.1 Relationship of Parties. Except as specifically provided herein, neither party shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Any such act will create a separate liability in the party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective, and nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

      4.2 Assignment; Benefit. Consultant shall not assign, transfer or encumber this Agreement or any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

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      4.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given, delivered and received
(a) when delivered, if delivered personally, (b) four days after mailing, when sent by registered or certified mail, return receipt requested and postage prepaid, (c) the next business day after delivery to a private courier service, when delivered to a private courier service providing documented overnight service, and (d) on the date of delivery, if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by registered or certified mail, return receipt requested and postage prepaid, in each case addressed as follows:

           If to the Company:         Board of Directors
                                      NeoMedia Technologies
                                      2201 Second Street, Suite 600
                                      Fort Myers, FL  33901

           If to the Consultant:      Thornhill Capital
                                      3709 Fielding Drive
                                      Springfield, IL  62707

      4.4 Waiver. The failure of either party to exercise any power or right hereunder shall not be construed to be either a waiver of such power or right, or a waiver of any other power or right hereunder.

      4.5 Severability. If any provision of this Agreement or any part hereof or application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that, if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, any court may so modify the objectionable provision so as to make it valid, reasonable and enforceable.

      4.6 Survival. Paragraphs 2,3,4 and 5 shall survive any expiration or termination of this Agreement.

      4.7 Entire Agreement. This Agreement and all Exhibits attached hereto and incorporated herein by this reference contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any previous understandings or agreements, whether written or oral, in respect of such subject matter. The language used in this Agreement shall be deemed to express the mutual intent of the parties. This Agreement may only be amended by the parties by a subsequent written agreement executed by their duly authorized representatives.

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      4.8 Counterparts. This Agreement may be signed in counterparts, each one containing the signature of only one party, but taken together constituting one and same instrument.

      4.9 Interpretation. The parties hereto acknowledge and agree that (a) no rule of strict construction shall be applied to the interpretation of any provision hereunder, including, but not limited to, the rule of construction to the effect that any ambiguities are resolved against the drafting party, and (b) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

      4.10 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof. Any Exhibit referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if set forth verbatim herein.

      4.11 Acknowledgment. Consultant acknowledges and agrees that Consultant has fully read and understood this Agreement, has had the opportunity to discuss this Agreement with Consultant's attorney, has had any questions regarding its effect or the meaning of its terms answered to Consultant's satisfaction, and, intending to be legally bound hereby, has freely and voluntarily executed this Agreement.

      4.12 Governing Law. For purposes of construction, interpretation and enforcement, this Agreement shall be deemed to have been entered into under the laws of the State of Florida, without regard to its conflicts of laws rules or principles, and its validity, effect, performance, interpretation, construction and enforcement shall be governed by and be subject to the laws of the Sate of Florida.

      4.13 Jurisdiction and Venue. Any and all suits for any and every breach of this Agreement shall only be instituted and maintained in any court of competent jurisdiction in the State of Florida and the parties hereto consent to the jurisdiction and venue in such court. The parties hereby waive the right to bring any action in any other jurisdiction. Consultant waives any claim Consultant may have that (a) Consultant is not personally subject to the jurisdiction of any state or federal court located in the State of Florida, (b) Consultant is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment made in execution of judgment, execution or otherwise) with respect to Consultant or Consultant's property, (c) and such suit, action or proceeding is brought in an inconvenient forum, (d) the venue of any such suit, action or proceeding is improper, or (e) the provision of this paragraph may not be enforced in or by such court.

      4.14 Assistance in Pending or Threatened Actions. Both before and after termination of his engagement, Consultant shall provide the Company with assistance in any proceeding or threatened proceeding in which the Company, or any

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affiliate, is or may be a party; provided, however, that Consultant shall only be required to give assistance with respect to matters of which he has knowledge or experience. After termination of the instant consulting relationship, Consultant shall receive reasonable compensation for providing such assistance.

      4.15 Certain Terminology. Except where the context otherwise requires, references to "this Section" or words of similar import shall be deemed to refer to the entire section and not a particular subsection and references to "hereunder", "herein", "hereof" or words of similar import shall be deemed to refer to the entire Agreement and not the particular section or subsection.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                                        COMPANY:



                                        By: /s/ Charles T. Jensen
                                            -------------------------------



                                        CONSULTANT:



                                        /s/ Alan Refkin
                                        ------------------------------------













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